Exhibit 23.1

CONSENT OF PRICEWATERHOUSECOOPERS LLP

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated December 3, 2004 relating to the financial statements and financial statement schedule, which appears in OYO Geospace Corporation’s Annual Report on Form 10-K for the year ended September 30, 2004. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP

Houston, Texas

April 25, 2005